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                                                                   Exhibit 10.49

                                    AMENDMENT

     The Time Brokerage Agreement dated April 1, 1996, by and between SJL Communications, L.P. and NV Acquisition Co. ("Licensee") concerning broadcast station WFXP-TV, Erie, Pennsylvania ("Station"), as amended on April 30, 1996 and August 15, 1996, which SJL Communications, L.P. assigned to SJL of California, L.P. on August 7, 1996 and which SJL of California, L.P. assigned to SJL of Pennsylvania, Inc. on August 7, 1996 (and hereinafter referred to, as amended, as the "TBA") is hereby amended as follows, as of July 31, 1998.

     1. SJL of Pennsylvania, Inc. ("Time Broker") has assigned all its rights and future obligations under the TBA to Nexstar Broadcasting of Erie, L.P. ("Nexstar"). Nexstar will be assigning the rights to acquire the Station, as specified in Section 1.1 ("Option to Purchase") of TBA, to Bastet Broadcasting, Inc. ("Bastet"). Licensee hereby acknowledges and accepts both said assignments and agrees that as of 12:01 AM, Erie, Pennsylvania time on August 1, 1998, (the "Assignment Effective Time") Nexstar will be programming the Station (including the sale of all the Station's advertising time and receipt of all revenues therefrom) pursuant to and as specified in the TBA; and that upon the assignment of the option specified above to Bastet, Bastet will hold the Option to Purchase the Station specified in the TBA. Except as to the Option to Purchase, all references to "Time Broker" in the TBA and herein shall include Nexstar. As to the Option to Purchase, any such reference shall refer to Bastet or its successor as the owner of the Option to Purchase.

     2.  Licensee hereby acknowledges that all payments due to date pursuant to
Section 2 of which Licensee is aware as of the date hereof ("Payments") of the TBA have been made. SJL of Pennsylvania, Inc. and Licensee agree that SJL of Pennsylvania, Inc., and not Nexstar, shall be liable for any payment due as of the date hereof pursuant to Section 2 of the TBA of which Licensee may not be aware on the date hereof or which relates to any period prior to the Assignment Effective Time. The payment made by SJL of Pennsylvania, Inc. to Licensee for the third quarter of 1998 shall be prorated between SJL of Pennsylvania, Inc. and Licensee so that SJL of Pennsylvania, Inc. will not pay for (or will receive a refund for) August and September, 1998. The quarterly fee specified in Section
2.3 of the TBA is hereby eliminated, as of August 1, 1998, to be replaced by the following (which will be paid by Nexstar):

     Licensee shall provide Nexstar, by July 27, 1998, with a list of Station expenses for August 1998; and Nexstar shall pay the total of those expenses to Licensee by July 31, 1998. For subsequent months, Licensee shall provide Nexstar, by the fifteenth (15th) day of each month (beginning on August 15, 1998), with evidence of payment for all of the prior month's Station expenses for which Licensee previously has requested reimbursement and for which Nexstar has reimbursed Licensee, and a list of Licensee's anticipated Station expense payments for the next month; and Nexstar shall pay Licensee, prior to the first day of said next month, the total anticipated Station expenses for said next month; however, for extraordinary and/or unanticipated Station expenses, Nexstar shall have thirty (30) days to pay Licensee, unless Nexstar has previously agreed to reimburse Licensee for such expense, unless there is an emergency, in which case payment shall be made when needed by Licensee. In addition, if Licensee underestimates such expenses or has unanticipated expenses, Nexstar shall pay to Licensee, within twenty-four (24) hours of its request, the amount requested by Licensee.

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     In addition to such reimbursements, Nexstar will pay Licensee, in arrears on the last day of the month, the following monthly amount for each month during which NV Acquisition Co. is the licensee of the Station and the TBA is in effect (such monthly amount to be prorated on a daily basis for any month during which NV Acquisition Co. ceases to be the licensee of the Station): (a) $7,500 for each month from and including August, 1998 and through and including June, 1999, and (b) $17,500 for each month from and including July, 1999 and thereafter, unless Licensee has received $1,500,000 pursuant to the proviso to Section 6.1 or Section 6.2 of the Purchase Agreement of even date, in which case the payments shall be $10,000 per month; provided that the amount described in this clause (b) will be $3,333 in respect of any time after June 30, 1999 during which Licensee would not be permitted to terminate such Purchase Agreement pursuant to Section 6.1(e) thereof (without regard to the proviso to Section 6.1 thereof).

     3.  Section 3.4 is amended to add before the first sentence the following:
"Subject to the receipt of the payments set forth in Section 2.3 hereof."

     4. Subsection 5.1(c) of Section 5 ("Obligations of Licensee") of the TBA is hereby deleted.

     5. In the first sentence of Section 5.5 ("Access to Studio"), the word "full-time" is hereby deleted and replaced with the word "Licensee." The last sentence of Section 5.5 is hereby eliminated.

     6. In Section 8.4 ("Cure Periods"), the third word in the second sentence is hereby changed from "may" to "shall." In addition, the following is added at the end of Section 8.4: "In addition immediately upon a default, regardless of any cure period, interest shall accrue at the rate equal to the lesser of: (i) 1 1/2% per month; or (ii) the maximum rate permitted by law."

     7. At the end of Section 9.1 ("Termination for Default"), the clause "subject to the Cure Periods" provision of Section 8.4 above is hereby added.

     8. In Section 9.2 ("Termination for Change in FCC Rules of Policies"), the sixty (60) day notice/termination provision of hereby changed to sixty (60) days or such longer time as the FCC may permit up to one hundred eighty (180) days.

     9. In Subsection (a) of Section 9.5 ("Events Upon Termination or Expiration"), clause (iii) is hereby deleted.

     10. In Section 11.2 ("Exercise Price"), the purchase price in (a) is changed to One Million Five Hundred Thousand Dollars ($1,500,000).

     11. In the last sentence of Section 12.12 ("Force Majeure"), the words "Quarterly Fee" are hereby replaced with the words "monthly fee."

     12. Nexstar does hereby represent and warrant as to itself all of the representations and warranties of Time Broker in Section 12.16 of the TBA.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                         SJL of Pennsylvania, Inc.


                                         By:  [ILLEGIBLE SIGNATURE]
                                            ---------------------------


                                         SJL of California, L.P.

                                         By:  SJL of California, Inc.
                                         Its: General Partner

                                             By:  [ILLEGIBLE SIGNATURE]
                                                 -----------------------
                                             Its: Chairman
                                                 ----------------------

                                         NV Acquisition Co.

                                         By:[ILLEGIBLE SIGNATURE]
                                            ---------------------------

                                         Nexstar Broadcasting of Erie, L.P.


                                         By:/s/ Shirley Green
                                            ---------------------------


                                         Bastet Broadcasting, Inc.


                                         By:[ILLEGIBLE SIGNATURE]
                                            ---------------------------

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